PAUZE' FUNDS

                          ACCOUNTING SERVICES AGREEMENT

     THIS ACCOUNTING SERVICES AGREEMENT (the "Agreement") is made as of the 13th day of February, 1996, by and between PAUZE' FUNDS (the "Fund"), a Massachusetts Business Trust (the "Trust"), and DECLARATION SERVICE COMPANY (the "Accounting Services Agent"), a Pennsylvania corporation.

                                WITNESSETH THAT:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is registering its shares of common stock under the Securities Act of 1933, as amended (the "1933 Act") in one or more distinct series of shares (the "Portfolio" or "Portfolios");

     WHEREAS, the Fund and the Accounting Services Agent desire to enter into this Agreement pursuant to which the Accounting Services Agent will provide portfolio accounting services to the Portfolios of the Fund identified on Schedule A hereto, as may be amended from time to time, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Fund and the Accounting Services Agent, intending to be legally bound hereby, agree as follows


     1. APPOINTMENT OF ACCOUNTING SERVICES AGENT. The Fund hereby appoints the Accounting Services Agent to perform the services described in this Agreement for the Portfolios identified on Schedule A, and the Accounting Services Agent hereby accepts such appointment. The Accounting Services Agent shall act under such appointment pursuant to the terms and conditions hereinafter set forth.

     2. FUND DOCUMENTS. The Fund has provided to the Accounting Services Agent, properly certified or authenticated copies of the following Fund related documents in effect on the date hereof: the Fund's organizational documents, including Indenture of Trust and By-Laws; the Fund's Registration Statement on Form N-1A, including all exhibits thereto; the Fund's Prospectus and Statement of Additional Information; all contracts with the Fund's investment adviser, custodian, administrator, transfer agent/shareholder servicing agent, and distributor; if applicable, notice filed with or granted by the Commodity Futures Trading Commission relating to the Fund's status as a commodity pool operator; and resolutions of the Fund's Board of Trustees authorizing the appointment of the Accounting Services Agent and approving this Agreement (members of the Board of Trustees being referred to herein as "Trustees"). The Fund shall promptly provide to the Accounting Services Agent copies, properly certified or authenticated, of all additions, amendments or supplements to the foregoing, if any.

     3. PORTFOLIO ACCOUNTING SERVICES. The Accounting Services Agent shall provide the portfolio accounting services set forth on Schedule B hereto, as may be amended from time to time. The Fund shall provide, and shall cause its investment adviser, custodian, transfer agent/shareholder servicing agent, distributor, legal counsel and independent public accountants to cooperate with the Accounting Services Agent and to provide it with, such information, documents and advice as the Accounting Services Agent may reasonably request in order to enable the Accounting Services Agent to perform its duties hereunder.

     4. RECORDKEEPING AND OTHER INFORMATION. The Accounting Services Agent shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by
Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, relating to the various services performed by it and not otherwise created and maintained by another party pursuant to contract with the Fund. All records shall be the property of the Fund at all times and shall be available for inspection and use by the Fund. Where applicable, such records shall be maintained by the Accounting Services Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act.

     5. AUDIT, INSPECTION AND VISITATION. The Accounting Services Agent shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Fund or any person retained by the Fund. Upon reasonable notice by the Fund, the Accounting Services Agent shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Fund, or any person retained by the Fund.

     6. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. Except as otherwise provided herein, the Fund assumes full responsibility for ensuring that the Fund complies with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act and the rules thereunder, and any other applicable laws, rules and regulations.

     7. COMPENSATION. The Fund shall pay to the Accounting Services Agent as compensation for services rendered hereunder the annual accounting services fee set forth in Schedule A. The fee shall be calculated and accrued daily, and paid monthly. The Fund shall also reimburse the Accounting Services Agent for its out-of-pocket expenses related to the performance of its duties hereunder, including, without limitation, telecommunications charges, postage and delivery services, record retention costs, reproduction charges and price quotation costs. The Fund shall pay the Accounting Services Agent's monthly invoices for accounting services fees and out-of-pocket expenses within five days of the respective month-end. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Fund shall pay the Accounting Services Agent an accounting services fee that is prorated for that part of the month in which this Agreement is in effect. All rights of compensation and reimbursement under this Agreement for services performed by the Accounting Services Agent as of the termination date shall survive the termination of this Agreement.

     8. APPOINTMENT OF AGENTS. The Accounting Services Agent may at any time or times in its discretion appoint (and may at any time remove) other parties as its agent to carry out such provisions of this Agreement as the Accounting
Services Agent may from time to time direct; provided, however, that the appointment of any such agent shall not relieve the Accounting Services Agent of any of its responsibilities or liabilities hereunder.

     9. USE OF ACCOUNTING SERVICES AGENT'S NAME. The Fund shall not use the name of the Accounting Services Agent or any of its affiliates in the Prospectus, Statement of Additional Information, sales literature or other material relating to the Fund in a manner not approved prior thereto in writing by the Accounting Services Agent; provided, however, that the Accounting Services Agent shall approve all uses of its and its affiliates' names that merely refer in accurate terms to their appointments or that are required by the Securities and Exchange Commission (the "SEC") or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

     10. USE OF FUND'S NAME. Neither the Accounting Services Agent nor any of its affiliates shall use the name of the Fund or material relating to the Fund on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto in writing by the Fund; provided, however, that the Fund shall approve all uses of its name that merely refer in accurate terms to the appointment of the Accounting Services Agent hereunder or that are required by the SEC or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

     11. LIABILITY OF ACCOUNTING SERVICES AGENT. The duties of the Accounting Services Agent shall be limited to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Accounting Services Agent hereunder. The Accounting Services Agent may, in connection with this Agreement, employ agents or attorneys in fact, and shall not be liable for any loss arising out of or in connection with its actions under this Agreement so long as it acts in good faith and with due diligence, and is not negligent or guilty of any willful misconduct. The Accounting Services Agent may consult counsel to the Fund or the Fund's independent public accountants or other experts with respect to any matter arising in connection with the Accounting Services Agent's duties, and the Accounting Services Agent shall not be liable for any action taken or omitted by the Accounting Services Agent in good faith in reliance on the oral or written advice of such counsel, accountants or other experts. The Accounting Services Agent shall not be liable for any action taken or omitted in reliance on the oral or written instruction, authorization, approval or information provided to the Accounting Services Agent by any person reasonably believed by the Accounting Services Agent to be authorized by the Fund to give such instruction, authorization, approval or information. The Accounting Services Agent shall not be liable for any loss, liability, damage or cost arising out of the inaccuracy of prices quoted or corporate action information supplied by any pricing service or the Fund and used by the Accounting Services Agent in calculating the daily net asset value of the Fund. Moreover, the Accounting Services Agent shall have no responsibility or duty to include information or valuations to be provided by the Fund in any computation unless and until it is timely supplied to the Accounting Services Agent in useful form and shall have no duty to gather or record corporate action information not supplied by the Fund, custodian or pricing service. The Accounting Services Agent shall not be liable or responsible for any acts or omissions of any predecessor accounting services agent or any other persons having responsibility for matters to which this Agreement relates prior to the effective date of this Agreement nor shall the Accounting Services Agent be responsible for reviewing any such acts or omissions. Any person, even though also an officer, trustee, employee or agent of the Accounting Services Agent or any of its affiliates, who may be or become an officer or Trustee of the Fund, shall be deemed, when rendering services to the Fund as such officer or Trustee to be rendering such services to or acting solely for the Fund and not as an officer, trustee, employee or agent or one under the control or direction of the Accounting Services Agent or any of its affiliates, even though paid by one of those entities. As used in this Section 12 (except the preceding sentence) and in Section 13, the term "Accounting Services Agent" shall include trustees, officers, employees and other agents of the Accounting Services Agent.

     12. INDEMNIFICATION. The Trust hereby agrees to indemnify and hold harmless the Accounting Services Agent from and against all claims, demands, expenses (including attorney's fees) and liabilities, whether with or without basis in fact or law, of any and every nature which the Accounting Services Agent may sustain or incur or which may be asserted against the Accounting Services Agent by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by the Accounting Services Agent in good faith in reliance upon any certificate, instrument, order or stock certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its counsel; or (ii) any action taken or permitted to be taken by the Accounting Services Agent in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification hereunder shall not apply to actions or omissions of the Accounting Services Agent or its directors, officers, employees or agents in cases of its own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder. The right to indemnity hereunder shall include the right to advancement of defense expenses in the event of any pending or threatened litigation; provided, however, that the Accounting Services Agent shall agree that any advancement of expenses shall be returned to the Fund if it is ultimately determined by an administrative or judicial tribunal that the expenses (and related liability, if any) resulted from the Administrator's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

     The Accounting Services Agent shall give prompt written notice to the Fund of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Fund of such written assertion or claim shall not operate to relieve the Fund of any liability arising hereunder. The Fund shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Indemnity, and such defense shall be conducted by counsel chosen by the Fund and satisfactory to the Accounting Services Agent; provided, however, that if the defendants include both the Accounting Services Agent and the Fund, and the Accounting Services Agent shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Fund ("conflict of interest"), the Fund shall not have the right to elect to defend such claim on behalf of the Accounting Services Agent, and the Accounting Services Agent shall have the right to select separate counsel to defend such claim on behalf of the Accounting Services Agent. In the event that the Fund elects to assume the defense of any claim pursuant to the preceding sentence and retains counsel satisfactory to the Accounting Services Agent, the Accounting Services Agent shall bear the fees and expenses of additional counsel retained by it, except for reasonable investigation costs which shall be borne by the Fund. If the Fund
(i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Accounting Services Agent, or (iii) has no right to assume the defense of a claim because of a conflict of interest, the Fund shall advance or reimburse the Accounting Services Agent, at the election of the Accounting Services Agent, reasonable fees and expenses of any counsel retained by the Accounting Services Agent, including reasonable investigation costs.

     13. SCOPE OF DUTIES. The Accounting Services Agent and the Fund shall regularly consult with each other regarding the Accounting Services Agent's performance of its obligations and its compensation under the foregoing provisions. In connection therewith, the Fund shall submit to the Accounting Services Agent at a reasonable time in advance of filing with the SEC copies of any amended or supplemented Registration Statement of the Fund (including exhibits) under the 1940 Act and the 1933 Act, and, at a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Fund. Any change in such materials that would require any change in the Accounting Services Agent's obligations under the foregoing provisions shall be subject to the Accounting Services Agent's approval. In the event that a change in such documents or in the procedures contained therein increases the cost or burden to the Accounting Services Agent of performing its obligations hereunder, the Accounting Services Agent shall be entitled to receive reasonable compensation therefor.

     14. DURATION. This Agreement shall become effective as of the date first written above and shall continue in force for two years from that date (the "Initial Term"). Thereafter, this Agreement shall continue in force from year to year (each a "Successive Term"), provided continuance after the Initial Term is approved at least annually by (i) the vote of a majority of the Trustees of the Fund and (ii) the vote of a majority of those Trustees of the Fund who are not "interested persons" of the Fund, and who are not parties to this Agreement or "interested persons" of any such party, cast at a meeting called for the purpose of voting on the approval.

     15. TERMINATION. This Agreement shall terminate as follows:

     a. This Agreement shall terminate automatically in the event of its assignment.

     b. Either the Fund or the Accounting Services Agent may terminate this Agreement without penalty prior to the commencement of any Successive Term by providing to the other party 90 days prior written notice of such termination.

     c. Either party (the "terminating party") may terminate this Agreement during the Initial Term or any Successive Term in the event of a material breach of this Agreement by the other party (the "breaching party"), provided that the terminating party has given to the breaching party notice of such breach, and the breaching party has not remedied such breach within 45 days after receipt of such notice.

     Upon the termination of this Agreement, the Fund shall pay to the Accounting Services Agent such compensation and out-of-pocket expenses as may be payable for the period prior to the effective date of such termination. In the event that the Fund designates a successor to any of the Accounting Services Agent's obligations hereunder, the Accounting Services Agent shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by the Accounting Services Agent under the foregoing provisions.

     Sections  7, 9, 10,  11,  12,  15,  16,  20,  21,  22,  23, 24 and 25 shall indefinitely survive any termination of this Agreement.

     16. FORCE MAJEURE. The Accounting Services Agent shall not be liable for any delays or errors in the performance of its obligations hereunder occurring by reason of circumstances not reasonably foreseeable and beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communication or power supply. In the event of equipment breakdowns which are beyond the reasonable control of the Accounting Services Agent and not primarily attributable to the failure of the Accounting Services Agent to reasonably maintain or provide for the maintenance of such equipment, the Accounting Services Agent shall, at no additional expense to the Fund, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

     17. AMENDMENT. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Accounting Services Agent and the Fund.

     18. NON-EXCLUSIVE SERVICES. The types of services rendered by the Accounting Services Agent hereunder are not exclusive. The Accounting Services Agent may render such services to any other investment company and have other businesses and interests.

     19. DEFINITIONS. As used in this Agreement, the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or hereafter amended.

     20. CONFIDENTIALITY. The Accounting Services Agent shall treat confidentially and as proprietary information of the Fund all records and other information relating to the Fund and prior, present or potential shareholders and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except as may be required by administrative or judicial tribunals or as requested by the Fund.

     21. NOTICE. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 21 as promptly as practicable thereafter). Notices shall be addressed as follows:

                                    (a)     if to the Fund:

                                            Pauze' Funds
                                            C/O Pauze' Capital Management Co.

                                            14340 Torrey Chase Blvd., Suite 170
                                            Houston, TX 77014-1024

                                            ATTN: Mr. Philip C. Pauze'
                                            President and Trustee

                                    (b)     if to the Accounting Services Agent:

                                            Declaration Service Company
                                            Suite 6160
                                            555 North Lane
                                            Conshohocken, PA 19428
                                            Attn: Mr. Terence Smith, President

or to such other respective addresses as the Fund or the Accounting Services Agent shall designate by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

     22. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     23. GOVERNING LAW. This Agreement shall be administered, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania to the extent that such law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

     24. ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

     25. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

     26. LIMITATION OF LIABILITY. The term "Pauze' Funds" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated October 15, 1993, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that obligations of the Trust hereunder shall not be binding upon any Trustee, Shareholder, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Trust, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Master Trust Agreement. The Master Trust Agreement is on file with the Secretary of the Commonwealth of Massachusetts.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                  Pauze' Funds

                                  By: /S/
                                  ----------------------------------------------
                                  Philip C. Pauze', President and Trustee

                                  DECLARATION SERVICE COMPANY

                                  By: /S/
                                  ----------------------------------------------
                                  Terence P. Smith, President

                                   SCHEDULE A

                                  PAUZE' FUNDS

                           Portfolio and Fee Schedule

Portfolios covered by Accounting Services Agreement:

                  PAUZE' U. S. GOVERNMENT TOTAL RETURN BOND FUND


Fees for accounting services on behalf of the Portfolios:

System set-up, conversion of records,             Time & Materials
transfer of historical accounting data and portfolio tax lots to system.

Annual Fee, Accounting Services:

     First Class of Shares, per portfolio ............ $22,000
     Second Class of Shares, per portfolio ...........  15,000
     Each additional Class, per portfolio ............  10,000

Plus standard out-of-pocket expenses including (but not limited to): postage, courier, telephone line, travel, price quotation services, Fund specific costs related to Fund/SERV and Networking, printing, bank service charges, wire charges, and other standard miscellaneous items.

                                   SCHEDULE B

          Accounting Services Provided by Declaration Services Company

1. Journalize each Portfolio's investment, capital share and income and expense activities;

2. Verify investment buy/sell trade tickets when received from the adviser and transmit trades to the Fund's custodian for proper settlement;

3.   Maintain individual ledgers for investment securities;

4.   Maintain historical tax lots for each security;

5.   Reconcile  cash  and  investment   balances  of  each  Portfolio  with  the
     custodian, and provide the adviser with the beginning cash balance available for investment purposes;

6.   Update the cash availability throughout the day as required by the adviser;

7. Post to and prepare each Portfolio's Statement of Assets and Liabilities and Statement of Operations;

8. Calculate expenses payable pursuant to the Fund's various contractual obligations;

9. Control all disbursements from the Fund on behalf of each Portfolio and authorize such disbursements upon instructions of the Fund;

10.  Calculate capital gains and losses;

11.  Determine each Portfolio's net income;

12. At the Portfolio's expense, obtain security market prices or if such market prices are not readily available, then obtain such prices from services approved by the adviser, and in either case calculate the market or fair value of each Portfolio's investments;

13.  Where applicable, calculate the amortized cost value of debt instruments;

14.  Transmit or mail a copy of the portfolio valuations to the adviser;

15.  Compute the net asset value of each Portfolio;

16. Report applicable net asset value and performance data to performance tracking organizations;

17.  Compute  each  Portfolio's  yields,  total  returns,   expense  ratios  and
     portfolio turnover rate;

18. Prepare and monitor the expense accruals and notify Fund management of any proposed adjustments;

19.  Prepare  monthly  financial   statements,   which  will  include,   without
     limitation, the Schedule of Investments, the Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, the Cash Statement, and the Schedule of Capital Gains and Losses;

20.  Prepare monthly security transactions listings;

21.  Prepare monthly broker security transactions summaries;

22. Supply various Fund and Portfolio statistical data as requested on an ongoing basis;

23. Assist in the preparation of support schedules necessary for completion of Federal and state tax returns;

24. Assist in the preparation and filing of the Fund's annual and semiannual reports with the SEC on Form N-SAR;

25. Assist in the preparation and filing of the Fund's annual and semiannual reports to shareholders and proxy statement;

26. Assist with the preparation of amendments to the Fund's Registration Statements on Form N-1A and other filings relating to the registration of shares;

27. Monitor each Portfolio's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended from time to time ("Code");

28. Determine the amount of dividends and other distributions payable to shareholders as necessary to, among other things, maintain the qualification as a regulated investment company of each Portfolio of the Fund under the Code; and

29. Prepare monthly or quarterly reports of funds disbursed under the Fund's Rule 12b-1 Plan(s); and

30. Provide other accounting services as may be agreed from time to time in writing by the Fund and the Accounting Services Agent.